Exhibit 31.4

Certification of Larry D. Hall

I, Larry D. Hall, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Medallion Financial Corp.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: June 5, 2020

By:	/s/ Larry D. Hall
Larry D. Hall
Senior Vice President and Chief Financial Officer